================================================================================



                           AGREEMENT AND PLAN OF MERGER



                                 dated May 1, 1996

                                    by and among


                                    Melter, Inc.,

                       Melter Rehabilitation Services, Inc.,

                               Melvyn Drucker, M.D.,


                          Vivra Specialty Partners, Inc.

                                        and

                               Vivra Incorporated



================================================================================

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


THIS AGREEMENT AND PLAN OF MERGER is made and entered into this 1st day of May, 1996, by and among Melter, Inc., a Florida corporation ("Melter"), Melter Rehabilitation Services, Inc. ("Melter Rehabilitation"), Melvyn Drucker, M.D. ("Seller") Vivra Specialty Partners, Inc. a Nevada corporation ("VSP") and Vivra Incorporated, a Delaware corporation ("Vivra").

          WHEREAS, Melter and Melter Rehabilitation (collectively, the "Companies") are engaged in the business of owning and/or operating orthopaedic and/or physical therapy networks in the State of Florida (referred to herein as the "Florida Business");

          WHEREAS, Seller owns 500 shares of common stock, $1.00 par value, of Melter (the "Melter Shares") and 100 shares of common stock, $0.01 par value, of Melter Rehabilitation (the "Melter Rehabilitation Shares" and collectively with the Melter Shares, the "Company Shares"); and

          WHEREAS, Seller and Vivra will derive significant benefits from the consummation of the transactions contemplated by this Agreement and wish to induce the other to enter into this Agreement by entering into certain covenants and agreements.

          WHEREAS, it is the intention of the parties to adopt a plan of reorganization pursuant to the requirements of Sections 368(a)(1)(D) and 368(a)(2)(D) of the Internal Revenue Code (the "Code").

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

The Merger.
- ----------

     1.1.  The Merger.  Upon the terms and subject to the conditions hereof and
           ----------
in accordance with the provisions of Chapter 78, Nevada Revised Status (the "NRS") and the Florida Business Corporation Act (the "FBCA"), each of the Companies shall be merged with and into VSP and the separate existence of the Companies shall thereupon cease, and VSP, as the Surviving

Corporation, shall continue to exist under and be governed by the NRS.

     1.2.  Effect of the Merger.  At and after the Effective Time, the effect of
           --------------------
the Merger shall, in all respects, be as provided in the FBCA and NRS. From and after the Effective Time, the Surviving Corporation shall continue to be a Nevada corporation.

     1.3.   Effective Time; Filing of Certificate of Merger.  The Merger shall
            -----------------------------------------------
be effected by the filing at the time of the Closing (as defined herein) of the Articles of Merger substantially in the form of Exhibit D annexed hereto (the "Articles of Merger") with the Secretary of State of Florida in accordance with the provisions of the FBCA and with the Secretary of State of Delaware in accordance with the provisions of the NRS. The Merger shall become effective at the close of business on the date of such filings (the "Effective Time"). At the Closing, the Companies and VSP shall cause the Articles of Merger to be filed with the Secretary of State of Florida as provided in the FBCA and the Secretary of State of Nevada as provided in the NRS, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

     1.4.  Articles of Incorporation.  At the Effective Time, the Articles of
           -------------------------
Incorporation of VSP, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.5.  By-Laws.  The By-laws of VSP, as in effect immediately prior to the
           -------
Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.6.  Directors and Officers.  The directors and officers of VSP
           ----------------------
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

     1.7.  Tax and Accounting Consequences.  It is intended by the parties
           -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code, and (ii) qualify for accounting treatment as a pooling of interests.

     1.8.   Additional Actions.  If, at any time after the Effective Time, the
            ------------------
Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either of the Companies or VSP acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, each of Seller, the Companies or VSP and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Seller, either of the Companies or VSP to take any and all such action.


                                   ARTICLE II

                           CONSIDERATION FOR TRANSFER

     2.1.  Conversion of the Companies Shares.  (a) Each of the Melter Shares
            ----------------------------------
issued and outstanding immediately prior to the Effective Time (other than any shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 249.6301 shares of common stock, $.01 par value per share, of Vivra ("Vivra Common Stock") determined as follows: (A) $4,387,000 (the "Aggregate Consideration") divided by the Average Closing Price (as defined below) divided by (B) the total number of Company Shares outstanding.

     (b) Each of the Melter Rehabilitation Shares issued and outstanding immediately prior to the Effective Time (other than any shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 249.6301 shares of common stock, $.01 par value per share, of Vivra ("Vivra Common Stock") determined as follows: (A) the Aggregate Consideration divided by the Average Closing Price (as defined below) divided by (B) the total number of Company Shares outstanding.

     (c) For purposes of this Agreement "Average Closing Price" shall mean the average closing price of Vivra Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on April 2, 1996. Based on this calculation (a copy of which is attached as Schedule 2.1(c)), the Average Closing Price is $29.29.

     (d) The shares of Vivra Common Stock to be issued to the Seller are referred to in this Agreement as the "Vivra Shares." 137,828 Vivra Shares shall initially be delivered to the Seller Representative pursuant to Section 6.11 of
                                                                ------------
this Agreement and 11,949 Vivra shares shall be delivered to the Escrow Agent pursuant to the Escrow Agreement (defined in Section 3.4(b) of this Agreement).

     2.2.  VSP Common Stock.  Each share of capital stock of VSP issued and
            ----------------
outstanding immediately prior to the Effective Time shall continue to represent one (1) validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation. Each certificate of VSP evidencing ownership of any such shares shall, following the Merger, continue to evidence ownership of the same number of shares of common stock of the Surviving Corporation.

     2.3.  Fractional Shares.  No fraction of a share of Vivra Common Stock
            -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a share of Vivra Common Stock (after aggregating all fractional shares of Vivra Common Stock to be received by such holder) shall receive from Vivra an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price (the "Cash").

     2.4.  No Further Transfers.  At the Effective Time, the stock transfer
            --------------------
books of each Company shall be closed and no transfer of Company Shares shall thereafter be made.

     2.5.  No Dissenters' Rights.  The Seller has unanimously approved the
            ---------------------
Merger and, consequently, the Seller is not entitled to dissenters' rights under the FBCA.

     2.6.  Surrender of Certificates.
            -------------------------

     (a) At the Closing, the Seller shall be required to surrender the certificates which immediately prior to the Effective Time represented all of the Company Shares (the "Certificates") to the Escrow Agent (together with stock powers endorsed in blank). Until so surrendered, each Certificate which immediately prior to the Effective Time represented Company Shares (other than shares held in the treasury) shall upon and after the Effective Time be deemed for all purposes to represent and evidence only the right to receive the Vivra Shares determined in accordance with Section 2.1, and the Cash pursuant to
                                     -----------
Section 2.3.  Within seven (7) business days after the receipt of the
- -----------
Certificates, VSP or any agent appointed by VSP shall deliver to the Escrow Agent certificates representing the Vivra

Shares determined in accordance with Section 2.1, and the Cash pursuant to
                                     -----------
Section 2.3.  Upon receipt of the certificates representing the Vivra
- -----------
Shares and the Cash (if any), the Escrow Agent shall deliver the Certificates to VSP.

     (b) No dividends or other distributions declared or made after the date of this Agreement with respect to the Vivra Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Vivra Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole Vivra Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole Vivra Shares.


                                   ARTICLE III

                                   THE CLOSING

          3.1.  Closing.  The Closing of the transfer of the Company Shares
                -------
contemplated by this Agreement (the "Closing") will occur on May 1, 1996, or on such other date as the parties may agree (the "Closing Date"). Upon consummation, the Closing shall be deemed to take place as of the opening of business on the Closing Date.

          3.2.  Deliveries by Vivra.  Vivra shall deliver the following at the
                -------------------
Closing (provided, however, that Vivra may deliver the Vivra Shares at any time within 10 days of Closing):

          (a) certificates evidencing the number of Vivra Shares to be delivered to the Seller Representative and the Escrow Agent; and

          (b) an Officer's Certificate as to the accuracy at Closing of all of Vivra's representations and warranties as if made at and as of Closing, the fulfillment of all of Vivra's agreements and covenants and the satisfaction of all Closing conditions to be satisfied by Vivra; and

          (c) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

          3.3.  Deliveries by Seller.  At the Closing, Seller shall deliver
                --------------------
the following:

          (a) certificate(s) evidencing all of the Company Shares, duly endorsed for transfer to VSP;

          (b) a Good Standing Certificate for each Company as of a recent date from the Secretary of State of Florida;

          (c) a Certificate as to the accuracy at Closing of all of Seller's representations and warranties as if made at and as of Closing, the fulfillment of all of Seller's agreements and covenants and the satisfaction of all Closing conditions to be satisfied by Seller;

          (d) the minute books, bylaws and stock records of each of the Companies certified by the secretary of each such Company;

          (e) the written resignation of Seller as an officer and director of each of the Companies;

          (f) a letter substantially in the form attached hereto as Exhibit A, executed by Seller;
     ---------

          (g)  the Articles of Merger, executed by the Companies;

          (h) certified copies of the resolutions adopted by each of the Companies' Board of Directors and shareholders unanimously approving the Merger and all of the transactions contemplated by this Agreement; and

          (i) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

At the Closing, the Seller shall take all steps necessary to place VSP in actual possession and operating control of the Florida Business.

          3.4.  Closing Agreements.  At the Closing, the parties shall
                ------------------
execute, acknowledge and deliver the following (collectively, the "Closing Agreements"):

          (a) an Employment Agreement between Vivra Orthopaedics, Inc. ("VOR") and Seller in substantially the form attached hereto as Exhibit B (the "Employment Agreement");
     ---------

          (b) an Escrow Agreement among VSP, Seller and Adorno & Zeder, as Escrow Agent, in substantially the form attached hereto as Exhibit C;
                                                                ---------
     and

          (c) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to Vivra and VSP as of the date hereof and as of the Closing Date as follows:

          4.1.  Authority.  The Seller has all requisite right, power and
                ---------
authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered by Seller at Closing and to carry out the transactions contemplated hereby and thereby, including the sale of the Company Shares. All actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

          4.2.  Validity.  This Agreement and the agreements and other
                --------
documents to be delivered at Closing by Seller have been duly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, upon notice, with the passage of time, or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of either Company, and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the articles of incorporation or by-laws of either Company, (ii) any contract, agreement or other instrument to which Seller or either Company is a party or by which Seller or either Company or any of their assets is bound, (iii) any order, decree or judgment of any court or governmental agency, or (iv) to the best knowledge of Seller after due inquiry, any law, rule or regulation applicable to either Company, Seller or the Florida Business.

          4.3.  Due Organization and Ownership.
                ------------------------------

          (a) Each Company is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has full power and authority and all requisite rights, licenses and permits to carry on the Florida Business as it is presently conducted by such Company. Neither Company engages in business in any state other than the State of Florida.

          (b) The authorized capital stock of Melter consists of five thousand (5,000) shares of common stock, $1.00 par value, of which 500 shares are issued and outstanding. The authorized capital stock of Melter Rehabilitation consists of 1,000 shares of common stock, $0.01 par value, of which 100 shares are issued and outstanding. All of the Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which Seller or either Company is a party or binding upon Seller or either Company providing for the issuance or transfer by Seller or either Company of any of the capital stock of either Company. Seller is the sole record and beneficial owner of the Company Shares and has good and marketable title to such Company Shares and the absolute right, power and capacity to sell, assign, transfer and deliver such Company Shares to VSP free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, options, rights of first refusal, transfer restrictions, conditional sales agreements, voting trust arrangements, voting agreements or claims of any nature whatsoever. Seller is conveying to VSP good and marketable title to the Company Shares free of any interest whatsoever of third parties. Seller is the only officer or director of either Company.

          4.4.  Consents.  Except as described on Schedule 4.4, no approval,
                --------                          ------------
authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for (i) the execution and delivery by Seller of this Agreement or the agreements contemplated hereby, (ii) the consummation of the transactions contemplated hereby and thereby, including the Merger, or (iii) a subsequent transfer of the assets related to the Florida Business to a subsidiary of VSP.

          4.5.  Transactions with Affiliates.  Except as described on Schedule
                ----------------------------                          --------
4.5, neither Seller, nor any of its Affiliates (as hereinafter defined) directly
- ---
or indirectly: (a) owns any debt, equity or other interest in any corporation, association or other entity which is a competitor, provider, lessor, lessee, customer or supplier of Vivra, any of its affiliates or the Florida Business;
(b) has any cause of action
or other claim against or owes any amount to, or is owed any amount by, either Company; (c) has any interest in or owns any property or right used in the conduct of the Florida Business; (d) is a party to any contract, lease, agreement, arrangement or commitment of which either Company is a party or which is used in the conduct of the Florida Business; or (e) received from or furnished to the Florida Business any goods or services. For purposes of this Agreement, the term "Affiliate" means any member of the immediate family of Seller, or any corporation, partnership, trust or other entity in which Seller or any member of its immediate family is a director, officer, partner or trustee or has an equity interest in excess of 5%.

          4.6.  Financial Statements.  The balance sheet for Melter as of
                --------------------
December 31, 1994, the balance sheet and income statement of Melter as of and for the fiscal year ended December 31, 1995 and as of and for the three months ended March 31, 1996 (i) are attached hereto as Schedule 4.6 (the "Financial
                                                ------------
Statements"); (ii) are accurate, correct and complete; (iii) fairly present the financial condition and results of operations of each Company as of the dates and for the periods indicated; and (iv) are prepared on a modified cash basis in accordance with the books of account and records of each Company. The Florida Business is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) other than
(a) amounts owed to physicians or physical therapists and (b) liabilities and obligations described on Schedule 4.6. Melter Rehabilitation has never had any
                         ------------
operations and is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured). Neither of the Companies has any liability pursuant to leases for personal property, including, but not limited to, leases for automobiles. The Seller represents and warrants as follows:

          (a) the aggregate of all capitated revenues collected by the Florida Business for the period from April 1, 1995 to March 31, 1996 was $3,662,133.56 and the aggregate of all compensation paid to physicians or physical therapists by the Florida Business during such period was $2,703,605.07;

          (b) as of the date hereof and as of Closing, after giving effect to any outstanding checks or debit orders of any type, the Companies have cash in their bank accounts equal to the sum of (i) $445,000
     (such amount being referred to as the "Additional Reserves"), plus
     (ii) an amount sufficient to pay all amounts owed, to physicians, physical therapists or other service providers for services rendered prior to the Closing and all other liabilities of the Companies (including, but not limited to, the cost of the insurance required by Section 7.6, an amount sufficient to prepare all tax returns of the Companies for periods ending on or prior to the Closing and all accounting and legal fees rendered prior to Closing or related to the consummation of the transactions contemplated by this Agreement, if any) (the amount in clause (ii) being referred to herein as the "Base Reserves"); and

          (c) the Base Reserves are equal to or greater than 82% of the aggregate gross revenues collected by the Companies in the months of February, March and April, 1996 pursuant to the Companies' payor contracts.

The parties agree to prepare a Settlement Statement pursuant to the provisions of Section 5 of the Escrow Agreement. The Settlement Statement will set forth, among other things, the actual Base Reserves, Additional Reserves and liabilities of the Companies as of the Closing Date.

          4.7.  Books and Records.  The books of account and other records
                -----------------
(financial and otherwise) of the Florida Business are complete and correct and are maintained in accordance with good business practices.

          4.8.  Interim Change.  Except as described in reasonable detail on
                --------------
Schedule 4.8, since December 31, 1995, the Companies have each operated their
- ------------
respective businesses only in the ordinary course, consistent with past practices, and there has not been any of the following in connection with the Florida Business:

          (a) any material adverse change in the financial condition, assets, liabilities, personnel, prospects or business affairs of the Florida Business or in its relationships with suppliers, vendors, customers, patients, payors, providers, representatives, employees or others nor has there been the occurrence of any event or condition which could reasonably be expected to have such an effect;

          (b) any declaration or payment of any dividend or other distribution with respect to the equity interests of either Company except as set forth on Schedule 4.26;
                            -------------

          (c) any forgiveness, cancellation, write-off or write-down of debts or claims, or waiver of any rights related to the Florida Business other than in the ordinary course of business;

          (d) any increase or decrease in the compensation, benefits or method or rate of reimbursement paid, payable or to become payable by either Company or the Florida Business to any employee, independent contractor or other person who renders services in connection with the Florida Business, or any payments of compensation other than salary to any of such employees;

          (e) any incurrence of debt other than trade payables incurred in the ordinary course of business;

          (f) any entry into any material agreement, commitment or transaction by either Company or any capital expenditure in excess of $5,000;

          (g) any incurrence of any security interest, lien, charge, encumbrance or claim on, or any damage or loss to, any of the Assets;

          (h) any change in the method of operation or practices of the Florida Business, including any change in the accounting, billing or invoicing procedures of the Florida Business;

          (i) any sale, transfer or disposal by or for the Florida Business or purchase by or for the Florida Business of any properties or assets, except in the ordinary course consistent with past practices; or

          (j) any agreement, commitment or understanding by Seller or either Company to do any of the foregoing.

          4.9.  Insurance.  Neither Company has ever maintained any insurance
                ---------
of any type.

          4.10.  Licenses and Permits.  Schedule 4.10 contains an accurate,
                 --------------------   -------------
correct and complete list of each license, permit, provider number, certificate, approval, exemption, franchise, registration, variance, accreditation or authorization used or required for the operation of the Florida Business (collectively, the "Licenses and Permits"). The Licenses and Permits are valid and in full force and effect and there are not pending, or, to the knowledge of Seller threatened, any proceedings which could result in the termination, revocation, limitation or impairment of any License or Permit. The Licenses and Permits are all of the licenses, permits, provider numbers, certificates, approvals, franchises, registrations, accreditations and other authorizations as are necessary or appropriate in order to enable each Company to own and conduct the Florida Business and to occupy its real property. No violations have been recorded in respect of any Licenses and Permits, and the Seller knows of no meritorious basis therefor.

          4.11.  Assets.  Each Company is the sole and exclusive legal and
                 ------
equitable owner of all right, title and interest in all of the assets, properties, contracts, rights and claims used in, relating to or arising from the conduct of the Florida Business (the "Assets"). Each Company has good and marketable title to the Assets and such Assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, license, easement, right of way, encumbrance or other restriction of any kind. All of the Assets, whether owned or leased by each Company, are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used. The Assets will furnish VSP and its successors and assigns with all of the capacity and rights to operate the Florida Business in the same manner as it is presently being operated by each Company and Seller and to otherwise conduct the Florida Business in the same manner as presently conducted (although VSP shall be entitled to change the operations of the Companies after Closing).

          4.12.  Real Estate.  Neither Company owns any real property.
                 -----------
Schedule 4.12 sets forth an accurate, correct and complete list of all real
- -------------
property used in the conduct of the Florida Business (the "Real Estate") by either Company. Each Company has been in peaceable possession of the Real Estate since the commencement of the original term of the lease related thereto. The Seller does not know of any environmental audits or similar reports relating to the Real Estate.

          4.13.  Personal Property Leases.  Except as described on Schedule
                 ------------------------                          --------
4.13, neither Company leases any of the personal property that is used in the
- ----
Florida Business.  Schedule 4.13 sets forth an accurate, correct and complete
                   -------------
list of all office furnishings and equipment owned by each Company.

          4.14.  Trade Secrets, Know-How and Proprietary Information.  Schedule
                 ---------------------------------------------------   --------
4.14 contains a list of all information in the nature of trade secrets, know-how
- ----
or proprietary information, including but not limited to, software, copyrighted and copyrightable material, electronic data processing systems, program specifications and technical information relating to or used in the Florida Business (the "Proprietary Information"). All Proprietary Information: (a) is owned solely and exclusively by one of the Companies; and (b) has been maintained as a trade secret by such Company by taking all necessary action to protect such Proprietary Information as a trade secret. To the best of Seller's knowledge the Proprietary Information is not being violated or infringed upon by any other person, nor does it violate or infringe upon any trade secret rights, patents, trademarks or copyrights of any other person.

          4.15.  Material Contracts.  Schedule 4.15 contains a list of all
                 ------------------   -------------
contracts, agreements, commitments, instruments, leases and arrangements, including all amendments or supplements thereto, related to the Florida Business to which Seller or either Company is a party or bound, or by which any of the Assets or the Florida Business are subject or bound, which (a) are material to the Florida Business or (b) meet any of the following descriptions (collectively, the "Material Contracts"): (i) any contracts, agreements or arrangements with insurance companies, managed care plans, employers or other third parties pursuant to which health care services are provided to patients;
(ii) any contract or agreement not entered into in the normal course of business; (iii) any contract or agreement which involves future payments or receipts in excess of $5,000; and (iv) any contracts or agreements with physicians or other providers of medical services on behalf of the Florida Business. Seller has delivered to Vivra accurate and complete copies of each Material Contract and all amendments, memorandums and correspondence related thereto. Each physician or physical therapist listed on Schedule 4.16(b) has
                                                         ----------------
executed an agreement substantially in the form of the provider agreement attached hereto as Schedule 4.15(b) (collectively, the "Provider Agreements").
                   ----------------
Each of the Provider Agreements shall be deemed to be a Material Contract. All Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect. Neither Company, nor to the best of Seller's knowledge, any other party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract. No event has occurred which with notice or passage of time or both would result in a breach of any provision of, or default under, the terms of any Material Contract. Except as indicated on Schedule 4.15, (a) the Merger and (b)
                                           -------------
a subsequent transfer and assignment of the Material Contracts to a subsidiary of VSP, in each case without notice to, or the consent of, any other party will not constitute a default under, or a breach of, any Material Contract, and after Closing and any such merger and transfer of assets, each Material Contract will continue to be valid and binding and enforceable by VSP or its successors according to its terms.

          4.16.  Employees; Independent Contractors.
                 ----------------------------------

          (a)  The Companies do not have, and have never had, any employees.

          (b)  Schedule 4.16(b) is an accurate, correct and complete schedule
               ----------------
containing the name of all independent contractors (including, but not limited to, all orthopaedic physicians, physical therapists and other service providers) used by each Company in the conduct of the Florida Business and a brief description of the types of services provided to the Florida Business by such independent contractor. During the past 24 months the average compensation paid by each Company to the independent contractors listed on Schedule 4.16(b) in any month has been less than 80% of the revenues collected by the Florida Business for such month. Seller has no knowledge of any fact, condition or event which would cause either Company's relationship with any independent contractor after the Closing to be materially different than the current relationship of such independent contractor with such Company. The Companies have not made any payments to physicians, physical therapists or other service providers since April 15, 1996.

          4.17.  Employee Benefit Plans.  Schedule 4.17 sets forth an accurate,
                 ----------------------   -------------
correct and complete list of all bonus, profit sharing, pension, perquisites, deferred compensation, incentive or other compensation plans or arrangements (all of the foregoing, whether in existence by virtue of agreement, policy, course of dealing or applicable law, being herein called "Benefit Plans")
                                                          -------------
maintained or contributed to by either Company. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefits Plans and all applicable laws, rules and regulations have been timely made. All Benefit Plans have been operated and maintained in accordance with the terms thereof and all applicable laws, rules and regulations. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been fully and timely filed or distributed.

          4.18.  Taxes.  (a)  Seller has filed or will file all returns,
                 -----
declarations and reports and all information returns and statements (collectively, "Returns") required to be filed or sent by or on behalf of each Company with respect to all foreign, federal, state, county, local and other taxes of every kind, including income, gross receipts, excise, franchise, property, value added, import duties, employment, transfer, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending on or before the Closing Date. As of the time of filing, the Returns accurately and correctly reflected, and Returns not yet filed as of the date hereof will accurately and correctly reflect, the income, business, assets, operations, activities and status of each Company and any other information required to be shown thereon. Seller and each Company has timely paid all Taxes required to be paid prior to the date hereof. The Seller agrees to pay, and indemnify VSP and its affiliates and successors from, any Taxes relating in any way to any period ending on or prior to the Closing Date(including, but not limited to, any Taxes relating in any way to each Company failing to qualify as an "S Corporation" under the Code; provided, however, that VSP will pay any Taxes, if any, relating to the recognition after the Closing Date of the Additional Reserves as income; provided, however, that VSP shall not be responsible for, and Seller shall pay any related interest and penalties which accrue prior to the date that VSP determines that the Additional Reserves are not owed to physicians, physical therapists, other service providers or payors.

          (b) At all times since its incorporation, each Company has filed all notices, tax returns, documents or other forms, met all eligibility requirements, and taken all other actions as is, or was, necessary to validly elect and maintain "S Corporation" status under Section 1361 of the Code. The State of Florida does not tax the net income of S Corporations. At all times prior to the date hereof, each Company has used the accrual method of accounting for income tax purposes. During the past two years neither Company has made, and as a result of the transactions contemplated by this Agreement, it will not be necessary or appropriate for either Company to make, any adjustments pursuant to Section 481 of the Code.

          (c) As soon as practicable after the close of each Company's tax year, Seller and his accountants, at Seller's expense, shall prepare the federal and state S corporation income tax returns for each Company for 1995 and the period in 1996 through Closing. Such tax returns shall be completed using the accrual method of accounting. Vivra and each Company shall permit the Seller and his accountants to have full and free access to each Company's books and records, without charge, to the extent such access is necessary or helpful for preparation of such tax returns. Such tax returns shall reflect the income of each Company for the period beginning January 1, 1995 and ending December 31, 1995 and beginning January 1, 1996 and ending on the Closing Date and shall be prepared consistent with each Company's historical practices. Vivra shall have the right to review and approve such tax returns prior to such returns being filed. Such tax returns shall be filed by Seller no later than the due dates for such returns. Seller shall pay when due all Taxes payable with respect to such tax returns.

          (d) Seller hereby represents and warrants that to the best of his knowledge each Company has timely filed all Form 1099s required to be filed since inception for each physician, physical therapist or other service provider that has provided services for, or on behalf of, either Company.

          4.19.  Litigation.  Except as set forth in
                 ----------
Schedule 4.19, the Companies and Seller are not engaged in, or a party to, or to
- -------------
the best of the Seller's knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes and Seller does not know, anticipate or have notice of any basis for any such action. Neither Seller nor either Company has received notice of any investigation threatened or contemplated by any foreign, federal, state or local government or regulatory authority, including those involving the Florida Business' employment practices or policies or compliance with environmental regulations. The Florida Business, the Companies and the Assets are not subject to any order, decree or judgment of any court or governmental agency or instrumentality. Neither Seller nor either Company has received notice of any adverse finding or determination in connection with any review conducted by any entity, commission, board or agency in connection with the Medicare or Medicaid program or in connection with any health insurer or health care payor.

          4.20.  Compliance.  The Florida Business and the Assets, and Seller's
                 ----------
and each Company's operation thereof, conform and have conformed in all material respects to all applicable statutes, codes, ordinances, licensing requirements, laws, rules and regulations. Each Company has complied in all material respects with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, decrees, awards or orders applicable to the Florida Business or its operations, including those relating to employment and environmental matters and all laws relating to Medicare and/or Medicaid, including, but not limited to, 42 U.S.C. section 1320(a)-7(a) et seq., 42 U.S.C. section 1320(a)-7(b) et seq., 31
                            -- ---                                  -- ---
U.S.C. section 3729, and any other federal or state provision relating to the filing of false claims or payments for referrals; and there is not and will not be any liability arising from or related to any violations thereof and Seller has no knowledge of any violations of such laws. Seller has not received any notice from any governmental body or other person alleging that Seller or either Company has failed to comply with any such law, rule or regulation. To the Seller's knowledge, there is no anticipated change in any such law, rule or regulation which would adversely affect the Florida Business or the Assets.

          Each Company has timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs or in connection with any of the Material Contracts, in either case, which are due on or before the date hereof. There are no claims, actions, payment reviews, or appeals pending or, to the best of the Seller's knowledge, threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or the Florida Department of Health and Rehabilitation Services or any other state or federal agency with respect to any Medicare or Medicaid claims filed by either Company on or before the date hereof or program compliance matters, which would adversely affect either Company, the Assets, the operation or utility thereof, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to either Company or the Florida Business has been conducted by any commission, board or agency in connection with the Medicare or Medicaid program, and no such reviews are scheduled, pending nor threatened against or affecting either Company, the Florida Business, any of the Assets or the consummation of the transactions contemplated hereby.

          4.21.  Brokers.  Neither Seller nor either Company has retained any
                 -------
broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

          4.22.  Certain Agreements.  All contracts or agreements with
                 -------------------
insurance companies, managed care plans, employers and physicians entered into with either Company were entered into in the ordinary course of business at usual and normal prices and rates. The Seller has no reason to believe that any insurance company, managed care plan, employer or other customer of the Business (including, but not limited to, the parties to the Material Contracts) will cease to do business with either Company, VSP or any of their successors, or will seek to impose lower charges or reimbursement rates, after the consummation of the transactions contemplated hereby. Seller has no reason to believe that any physician, physical therapist or other service provider will cease to provide services to, or for the benefit of, either Company, VSP or their successors after the consummation of the transactions contemplated by this Agreement. Neither Company is involved, directly or indirectly, in any improper or illegal activities with respect to any of its referral sources, including but not limited to the payment of gratuities, gifts or otherwise to such referral sources. Except as specifically described on Schedule 4.22, there is no (a)
                                              -------------
law, rule or regulation, (b) provision or term in any Material Contract or any other written or oral agreement between either Company (or Seller on behalf of Company) and any payor, physician or physical therapist, or (c) policy of either Company or of any of the entities listed on Schedules 4.15 and 4.16, which (I)
                                            -----------------------
limits the amount or percent of revenues generated under any of the Material Contracts which either Company, VSP or its affiliates or successors may retain (and not pay to physicians, physical therapists, other service providers or payors) or (II) establishes or provides for a minimum amount which VSP, its affiliates or successors or either Company must pay to physicians, physical therapists, other service providers or payors under any of the Material Contracts. Seller has never directed, advised or consulted in any way with, the physicians, physical therapists and other providers providing services to, or on behalf of, either Company, as to the method, type, advisability or permissibility of treatment to be rendered to patients.

          4.23.  Physicians.  To the best of the Seller's knowledge, during the
                 ----------
past five years and as of the date hereof, and at the Closing, each physician who is or was employed by, or who renders or has rendered services on behalf of, the Florida Business:

          (a) Has been duly licensed and registered, and in good standing under the laws of the State of Florida, to engage in the practice of medicine, and said license and registration have not been suspended, revoked or restricted in any manner;

          (b) Has current controlled substances registrations issued by the State of Florida and the United States Drug Enforcement
     Administration, which registrations have not been surrendered, suspended, revoked or restricted in any manner;

          (c)  Except as set forth on Schedule 4.23, has not been a party
                                      -------------
     or subject to:

               (i) any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree;

               (ii) any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

               (iii) any criminal complaint, indictment or criminal proceedings;

               (iv) any investigation or proceedings, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties;

               (v) any organic or mental illness or condition that impairs or may impair such person's ability to practice physical therapy;

               (vi) any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

               (vii)  any allegation, or any investigation or
          proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of physical therapy; and

               (viii) any denial or withdrawal of an application in any state for licensure as a physical therapist, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

          (d) complies with the requirements, if any, set forth in all applicable Material Contracts.

          4.24.  Physical Therapist.  To the best of the Seller's knowledge,
                 ------------------
during the past five years and as of the date hereof, and at the Closing, each physical therapist who is or was employed by, or who renders or has rendered services on behalf of, the Florida Business:

          (a) Has been duly licensed and registered, and in good standing under the laws of the State of Florida, and said license and registration have not been suspended, revoked or restricted in any manner;

          (b)  Except as set forth on Schedule 4.24, has not been a party
                                      -------------
     or subject to:

               (i) any malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree;

               (ii) any disciplinary, peer review or professional review investigation, proceeding or action instituted by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

               (iii) any criminal complaint, indictment or criminal proceedings;

               (iv) any investigation or proceedings, whether administrative, civil or criminal, relating to an allegation of filing false health care claims, violating anti-kickback laws, or engaging in other billing improprieties;

               (v) any organic or mental illness or condition that impairs or may impair such person's ability to practice physical therapy;

               (vi) any dependency on, habitual use or episodic abuse of alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

               (vii)  any allegation, or any investigation or
          proceeding based on any allegation of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of physical therapy; and

               (viii) any denial or withdrawal of an application in any state for licensure as a physical therapist, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

          (c) complies with the requirements, if any, set forth in all applicable Material Contracts.

          4.25.  Accounts Receivable.  Neither Company has any accounts or
                 -------------------
notes receivable.

          4.26.  Audits/Accountings.  There are no audits, accountings or
                 ------------------
payment reviews pending or, to the best of Seller's knowledge, threatened in connection with any Material Contracts including without limitation any agreements with physicians or with insurance companies, managed care plans, employers, or other third party payors, and all amounts owed under any such agreements have been appropriately reconciled and there are no outstanding balances in connection therewith. Neither Company is a party to any risk-pooling agreements or arrangements whatsoever.

          4.27.  Pooling of Interests.  Except as contemplated or required
                 --------------------
under this Agreement:

          (a) neither Company has been a division or subsidiary of another corporation for the two years preceding the Closing;

          (b) neither Company has held more than 10% of the stock of any other company or of Vivra at the date of initiation of the transactions contemplated by this Agreement;

          (c) the transactions contemplated by this Agreement shall be completed in a single transaction or within one year after the plan is initiated;

          (d) neither Company has, in order to consummate this transaction, changed its voting common stock structure during the two years immediately preceding the Closing;

          (e) during the two years preceding the Closing, neither Company has purchased treasury stock to consummate or avoid a business combination transaction;

          (f) neither Company has rearranged the relative ownership shares among its existing voting shareholders as a part of this transaction;

          (g) none of the Vivra Shares shall be restricted as to voting rights as part of this transaction;

          (h)  there is no "earnout" contingency as part of this transaction;

          (i) no financial arrangements have been made with the Seller which negate the exchange of equity securities (such as loans made against stock issued);

          (j)  Schedule 4.27 sets forth an accurate and complete list of
               -------------
     (i) the amount and date of all dividends or distributions that either Company has declared or paid to its stockholders (or affiliates of its stockholders), since January 1, 1994 through Closing, and (ii) the amount of any salary or other compensation paid by either Company to Seller or any of his affiliates since January 1, 1994 through Closing; and

          (k) to the best knowledge of the Seller, neither Company, nor any of their affiliates, officers, or directors, has taken any action or failed to take action which action or failure to take action would jeopardize the treatment of Vivra's acquisition of the Companies as a "pooling of interests" for accounting purposes.

          4.28.  Receipt of Information.  Seller has received: a copy of
                 ----------------------
Vivra's (1) prospectus dated March 14, 1995 (the "Prospectus"); (2) Annual Report on Form 10-K (File No. 1-10261) for the fiscal year ended November 30, 1995; (3) Prospectus Supplement to the Prospectus (File No. 33-85736) filed on June 6, 1995; (4) Prospectus Supplement to the Prospectus (File No. 33-
85736) filed on August 8, 1995; (5) Current Report on Form 8-K (File No. 1-10261) filed on August 16, 1995; (6) Current Report on Form 8-K (File No. 1-10261) filed on January 26, 1996; (7) Prospectus Supplement to the Prospectus (File No. 33-85736) filed on January 26, 1996; (8) Current Report on Form 8-K (File No. 1-10261) filed on March 14, 1996; (9) Prospectus Supplement to the Prospectus (File No. 33-85736) filed March 14, 1996; (10) Current Report on Form 8-K (File No. 1-10261) filed on March 15, 1996; (11) Prospectus Supplement to the Prospectus (File No. 33-85736) dated March 15, 1996; (12) Current Report on Form 8-K (File No. 1-10261) filed on March 29, 1996; (13) Prospectus Supplement to the Prospectus (File No. 33-85736) filed on March 29, 1996; and (14) a copy of Vivra's Proxy Statement for Vivra's annual meeting to be held on May 2, 1996 (collectively, the "Vivra SEC Documents").

          4.29.  Disclosure.  Neither this Agreement nor any attachment,
                 ----------
schedule, certificate or other statement delivered pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading. Each list and description contained on any Schedule delivered pursuant to this Agreement is accurate and complete. To the Seller's knowledge there is no information necessary to enable a prospective purchaser of the Company Shares or the Florida Business to make an informed decision with respect to the purchase of the Company Shares which has not been expressly disclosed to Vivra in writing in this Agreement.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF VIVRA

          Vivra hereby represents and warrants to the Seller as of the date hereof as follows:

          5.1.  Authority.  Vivra has all requisite right, power and authority,
                ---------
without the consent of any other person, to execute and deliver this Agreement and the agreements to be delivered at Closing and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by Vivra to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

          5.2.  Validity.  This Agreement has been, and the agreements and other
                --------
documents to be delivered at Closing by Vivra will be, duly executed and delivered by Vivra and constitute valid and binding obligations of Vivra, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the charter or By-laws of Vivra,
(ii) any contract, agreement or other instrument to which Vivra is a party,
(iii) any order or judgment of any court or governmental agency or (iv) any law, rule or regulation applicable to Vivra.

          5.3.  Consents.  No approval, authorization, registration,
                --------
consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery by Vivra of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

          5.4.  Due Organization.  Vivra is a corporation organized and validly
                ----------------
existing under the laws of the State of Delaware and has full corporate power and authority to carry on the business in which it is engaged.

          5.5.  Brokers.  Vivra has not retained any broker or finder or
                -------
incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

          5.6.  Vivra Stock.  The Vivra Shares have been duly authorized by all
                -----------
necessary corporate action of Vivra and when delivered hereunder will be validly issued, fully paid and nonassessable. The Vivra Shares, when delivered to Seller will be approved for listing on the New York Stock Exchange and registered for resale under a registration statement which is effective with the Securities and Exchange Commission (the "SEC"). The Vivra Shares are subject to the restrictions on transfer set forth in Section 6.10.

          5.7.  SEC Filings.  The Vivra SEC Documents, when read together, do
                -----------
not contain any untrue statement of a material fact, and do not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE VI

                                    COVENANTS

          Seller and Vivra, as applicable, hereby agree to keep, perform and fully discharge the following covenants and agreements.

          6.1.  Continued Assistance.  The Seller and Vivra shall cooperate in
                --------------------
an orderly transfer of the Florida Business and the continuation thereof by Vivra or its successor or assigns. From time to time, at Vivra's request and without further consideration, the Seller shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Vivra may reasonably request to more effectively assign, convey and transfer the Florida Business and its operations and will assist Vivra in the vesting, collection or reduction to possession of its assets, properties, rights and claims. The Seller shall give Vivra and its affiliates access to such books and records as Vivra may request in order to allow Vivra or its affiliates to audit the financial statements of the Florida Business for prior years.

          6.2.  Records and Documents.  For five (5) years following the
                ---------------------
Closing Date, each party hereto shall retain and grant to the other party and its representatives, at such other party's request, access to and the right to make copies of those records and documents of the Companies which are retained by such party, as may be necessary in connection with the business and affairs of such other party after the Closing. If during such time any party elects to dispose of such records, such party shall first give each other party hereto sixty (60) days' written notice, during which period such other party shall have the right to obtain the records without further consideration.

          6.3.  Certain Payments.  Seller shall promptly pay when due and fully
                ----------------
discharge any income, excise, employment, sales or use taxes arising as a result of the Merger. The Seller shall keep Vivra apprised of the status and all aspects of any litigation which might affect Vivra or the Florida Business, either directly or indirectly, and Seller shall comply with all court orders relating directly or indirectly to such litigation. Vivra shall provide reasonable cooperation to the Seller in handling such litigation; provided, that the Seller shall reimburse Vivra for its out-of-pocket expenses incurred in connection with such cooperation.

          6.4.  Confidentiality.  After the Closing Date, except as may be
                ---------------
required for tax purposes or other regulatory purposes, neither the Seller nor any of his affiliates nor any of the respective successors and assigns of the Seller or any of his affiliates shall (a) retain any document, databases or other media embodying any confidential or proprietary know-how which is used in the Florida Business or use, publish or disclose to any third person any such confidential or proprietary know-how or (b) use, publish or disclose any information concerning Vivra, its affiliates, the Assets, the Florida Business, the customers of the Florida Business or the terms of this Agreement or the Employment Agreement or any of the transactions contemplated thereby, except information which: (i) is or becomes generally available to the public or publicly known other than as a result of disclosure in breach of any obligation of confidentiality; (ii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law (but only after notice of such required disclosure is first given to Vivra).

          6.5.  Covenant Not to Compete.  (a)  Seller hereby agrees that for a
                -----------------------
period of three (3) years after the Closing, the Seller shall not, directly or indirectly, whether acting alone or as a director, officer, employee, agent, consultant, partner, owner or member, as appropriate, of any person, firm, company, corporation, association, partnership or other entity:

          (i) have any ownership or economic interest in, or participate in or manage any business directly or indirectly engaged in a business (A) the same as, or similar to, the Florida Business or (B) which provides any of the following types of services: (i) administering, managing, developing or assisting in the development of a network of orthopaedic physicians or physical therapists, (ii) performing prospective, concurrent or retrospective utilization review of orthopaedic or physical therapy claims, (iii) assisting in acquiring or arranging for the acquisition of orthopaedic or physical therapy practices or managing such practices, or (v) providing related ancillary services;

          (ii) solicit, serve or accept any business from patients, insurance companies, managed care plans, employers or other customers of the business then conducted by Vivra or any of its affiliates for services competitive with those of the Florida Business or request, induce or advise patients, insurance companies, managed care plans, employers or other customers of the business as then conducted by Vivra or any of its affiliates to withdraw, curtail or cancel their business with Vivra or any of its affiliates or assist, induce, help or join any other person or company in doing either of the above activities;

          (iii) solicit the services of any employee, consultant or provider which renders services to, or for the benefit of, Vivra or any of its affiliates for its own use or benefit or for any other person's or company's use or benefit, or induce or help to induce any employee, consultant or provider which renders services to, or for the benefit of, Vivra or any of its affiliates to leave for other employment, without Vivra's prior written consent; or

          (iv) employ or hire, or cause to be employed or hired, any person who is an employee, consultant or provider which renders services to, or for the benefit of, the Florida Business, Vivra or any of its affiliates;

          (b) Nothing in Section 6.5 shall be construed to prohibit Seller's right to conduct a standard private medical practice, provided that the following activities shall not be considered part of a private medical practice and shall be prohibited under Section 6.5: (i) administering, managing, developing or assisting in the development of a network of orthopaedic physicians or physical therapists, (ii) performing prospective, concurrent or retrospective utilization review of orthopaedic or physical therapy claims,
(iii) assisting in acquiring or arranging for the acquisition of orthopaedic or physical therapy practices or managing such practices, and (v) related ancillary services.

          (c)  Seller agrees that any breach of this Section 6.5 will result in
                                                     -----------
irreparable damage to Vivra for which Vivra will have no adequate remedy at law, and, therefore, the Seller consents to any temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Vivra enjoining any such breach, without prejudice to any other right or remedy to which Vivra shall be entitled.

          (d)  The necessity of each of the restrictions set forth in this
Section 6.5 and the nature and scope of each such restriction have been
- -----------
carefully considered, bargained for and agreed to by the parties. However, in the event that any portion of this Section 6.5 shall be determined by any court
                                   -----------
of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time or too large a geographic area or over too great a range of activities, it shall be interpreted or rewritten to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. Each of the provisions herein shall be deemed a separate and severable covenant.

          6.6.  Form 1099's.  Seller agrees to indemnify, hold harmless and
                -----------
defend Vivra, VSP and their affiliates, from and against any and all loss, diminution in value, damage, cost, penalties, expense (including court costs and attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to or caused by or arising from (a) either Company's failure to file a Form 1099 for any physician, physical therapist or other service providers which rendered services to, or for the benefit of, either Company for any period prior to December 31, 1995, or (b) either Company filing an incorrect Form 1099.

          6.7.  [Reserved]

          6.8.  Tax Returns.  Vivra agrees not to file an amended income tax
                -----------
return for either Company for any taxable period of either Company ending prior to or on Closing, without the prior written consent of Seller, which may not be unreasonably withheld.

          6.9.  Supplements.  If any representation, warranty or statement of
                -----------
the Seller, or any schedule delivered to Vivra, shall become incorrect, Seller shall promptly deliver to Vivra a supplement in order that said representation, warranty, statement, or schedule, as so supplemented, shall be true and correct, provided, however, that no such supplement or amendment shall be considered in determining the satisfaction of the conditions set forth in Section 7.1 and no
                                                            -----------
such supplement or amendment shall affect each Warrantor's obligations under
Article IX.
- ----------

          6.10.  Restrictions on Transfer.  Seller agrees that he will not
                 ------------------------
directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in his Company Shares, prior to the Closing and will not directly or indirectly (a) sell, assign, transfer, give, pledge, encumber or otherwise dispose of any economic or other interest in the Vivra Shares acquired by Seller, or (b) in any way reduce his risk with respect to such Vivra Shares (including but not limited to, by entering into a "put" with respect to such Vivra Shares), until an earnings report including at least 30 days of the combined post- Closing operations of Vivra and the Florida Business has been published (the "Combined Earnings Report"). Certificates representing the Vivra Shares shall be issued in the name of legal counsel for the Seller as Seller Representative (the "Seller Representative") who shall hold the Vivra Shares delivered pursuant to Section 2.1(a)(i) in escrow until the Combined
                             -----------------
Earnings Report has been published and thereafter the Seller Representative shall deliver such Vivra Shares to Seller and upon such delivery, the provisions of this paragraph 6.11 shall be no longer effective. Seller Representative
        --------------
shall be entitled to deposit such shares with a court of law in the event of a dispute and Vivra shall not seek to have Seller Representative disqualified from representing Seller in such dispute. Vivra and Seller shall jointly indemnify, defend and hold Seller Representative harmless from any and all reasonable expenses and fees, costs, damages and liabilities arising or incurred by reason of it serving as Seller Representative. Vivra agrees to use good faith efforts to publish the Combined Earnings Report within 70 days of the end of the first complete calendar month after Closing.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF VIVRA

          Each and all of the obligations of Vivra to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

          7.1.  Accuracy of Warranties and Performance of Covenants.  The
                ---------------------------------------------------
representations and warranties of the Seller contained herein shall be accurate in all respects as if made on and as of the Closing Date. The Seller shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing, including, without limitation, delivery of the items set forth in Sections 3.3 and 3.4.
             ------------     ---

          7.2.  No Pending Action.  No action, suit, proceeding or
                -----------------
investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of Vivra or its affiliates to own, operate or control the Florida Business or the Assets.

          7.3.  Consents.  All consents by third parties that are required for
                --------
the transfer of the Florida Business or any of the Assets or are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which either Company is a party or to which any portion of the property of either Company is subject, shall have been obtained or provided for and shall remain in effect. All consents listed as Schedule 4.15 shall have
                                                    -------------
been obtained, including without limitation appropriate consents to transfer of all agreements between either Company and third party payors or managed care plans.

          7.4.  Condition of Business and Assets.  The Business and the Assets
                --------------------------------
shall not have been adversely affected in any way by any act of God, fire, flood, accident, war, labor disturbance, legislation (proposed or enacted), or other event or occurrence, whether or not covered by insurance, and there shall have been no change in the Assets or the Florida Business, its financial condition, properties or prospects, which would have an material adverse effect thereon.

          7.5.  Satisfaction of Counsel.  All corporate and other actions and
                -----------------------
proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Vivra and Vivra shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

          7.6.  Tail Insurance.  Seller agrees to obtain,
                --------------
within 60 days of Closing, liability insurance coverage for the benefit of Vivra, VSP and VOR. Such insurance shall be in amounts, and with coverages substantially similar to that described on Schedule 7.6 and shall name Vivra, VSP and VOR as additional insured and loss payee.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

          Each and all of the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

          8.1.  Accuracy of Warranties and Performance of Covenants.  The
                ---------------------------------------------------
representations and warranties of Vivra contained herein shall be accurate in all respects as if made on and as of the Closing Date. Vivra shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing, including, without limitation, delivery of the items set forth in Sections 3.2 and 3.4.
             ------------     ---

          8.2.  No Pending Action.  No action, suit, proceeding or
                -----------------
investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

          8.3.  Satisfaction of Counsel.  All corporate and other actions and
                -----------------------
proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Seller, and Seller shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

          8.4.  Registration of Vivra Shares.  The registration statement
                ----------------------------
covering the sale of the Vivra Shares to the Seller shall be effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

          9.1.  Survival.  All representations, warranties, covenants and
                --------
agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. The representations and warranties contained in Section 4.6 shall survive the Closing until Vivra issues its first set of audited financial statements after the closing containing the combined operations of the Companies and VSP and all other representations and warranties contained in this Agreement shall survive the Closing for a period of one year from the Closing. Any claim for indemnification that is asserted within the time periods set forth in the prior sentence shall survive until resolved or judicially determined. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

          9.2.  Indemnification.
                ---------------

          (a) The Seller shall indemnify, hold harmless and defend Vivra, VSP and their successors from and against any and all loss, diminution in value, damage, cost, expense (including court costs and reasonable attorneys' fees at all levels of trial and appeal and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Seller contained herein or in any agreement or other document delivered pursuant hereto, and (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

          (b) Vivra shall indemnify, hold harmless and defend the Seller, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and reasonable attorneys' fees and expenses and costs of investigation), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Vivra contained herein or in any agreement or other document delivered pursuant hereto, and (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

          (c) The party seeking indemnification under this Article shall give prompt written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification, provided, however, that a party's failure to give such notice shall not impair or otherwise affect such party's right to indemnification except to the extent that the indemnifying party demonstrates actual damage caused by such failure. All rights contained in this Article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

          (d) If any such cost, loss, damage, expense, liability, claim, or obligation, as referenced in Section 9.2(a) above occurs or is incurred by Vivra, then Vivra shall have the right, at their option and in addition to any other actions permitted by law, to offset the amount of any such cost, loss, damage, expense, liability, obligation or claim against amounts due from Vivra to Seller under this Agreement, the Employment Agreement or any other agreement, whether or not such amounts are due from Vivra by the express terms of any such agreement or as a result of settlement or judgment with respect to any such agreement. Vivra's continuing right of set-off shall not be deemed Vivra's exclusive remedy for Seller's breach of any of the representations, warranties or agreements set forth herein.

          9.3.  Defense Against Asserted Claims.  Any party seeking
                -------------------------------
indemnification (the "Indemnified Party") shall give written notice to the indemnifying party (the "Indemnifying Party") of the facts and the circumstances giving rise to any claim (the "Notice"). The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within 15 days after notification thereof as provided herein. In connection with any claim giving rise to indemnification hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel to conduct the defense in such claims and legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any claim or legal proceeding, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim or litigation in such a manner as it may deem appropriate, including settling such claim or litigation after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate and any action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this Section, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or litigation or the amount or nature of any such settlement. In the event of a claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of each party shall be made available on a timely basis.


                                    ARTICLE X

                               GENERAL PROVISIONS

          10.1.  Amendments and Waiver.  No amendment, waiver or consent with
                 ---------------------
respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

          10.2.  Notices.  All notices, requests, demands and other
                 -------
communications hereunder shall be in writing and shall be delivered in person or sent by overnight courier or by first-class prepaid certified mail as follows:

          (a)  If to the Seller:

                    16020 N. Prestwick Place
                    Miami, Florida 33614

                    Attention:  Melvyn Drucker
                    Telephone:  (305) 823-7718

          (b)  If to Vivra:

                    Vivra Orthopaedics, Inc.
                    1440 Chapin
                    Suite 300
                    Burlingame, CA  94010
                    Attention:  President
                    Telephone:  (415) 373-4600

          with a copy to:

                    Vivra Incorporated
                    400 Primrose
                    Suite 200
                    Burlingame, California  94010
                    Attention:  Secretary
                    Telephone:  (415) 348-8700

Any party may change its address for receiving notice by written notice given to the others named above. Overnight notices shall be deemed given on the day of scheduled delivery and mailed notices shall be deemed given three business days after the date of mailing.

          10.3.  Expenses.  Each party to this Agreement shall pay its own costs
                 --------
and expenses in connection with the transactions contemplated hereby. If any action is brought by either party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs and reasonable attorneys fees from the non-prevailing party.

          10.4.  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.5.  Benefit.  This Agreement shall bind and inure to the benefit of
                 -------
the parties named herein and their respective successors and assigns. Neither party hereto may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party, provided, however, that Vivra may, without the consent of Seller, assign all of its rights, benefits, duties or obligations under this Agreement to VSP or VOR.

          10.6.  Entire Transaction.  This Agreement and the documents referred
                 ------------------
to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties with respect to the subject matter hereof.

          10.7.  Applicable Law.  This Agreement shall be governed by and
                 --------------
construed in accordance with the internal substantive laws of the State of Florida, without regard to conflicts of laws principles.

          10.8.  Waiver.  Any party's lack of enforcement of any provision of
                 ------
this Agreement shall not be construed as a waiver of any such provision and the nonbreaching party may elect to enforce any such provision in the event of past, repeated or continuing breach. No waiver in one or more instances of any of the provisions of this Agreement shall be deemed a continuing waiver or a waiver of any other provision.

          10.9.  Other Rules of Construction.  References in this Agreement to
                 ---------------------------
sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.10.  Announcements.  Vivra shall be entitled to notify providers,
                  -------------
payors and others of the completion of the transactions contemplated by this Agreement. If requested by Vivra, Seller shall (a) assist Vivra in communicating with providers or payors, and (b) jointly issue a statement, mailing or press release with Vivra.

          10.11.  Partial Invalidity.  In the event that any provision of this
                  ------------------
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          10.12.  Release.  Seller hereby irrevocably and unconditionally
                  -------
releases and discharges each Company and their officers, directors, successors and assigns (the "Released Parties") from any and all actions, claims, causes of action, suits, charges, complaints, contracts, agreements, liabilities or obligations of any kind whatsoever in law or in equity, which Seller or his affiliates, heirs, executors, successors and assigns, can, shall or may have against the Released Parties.

          10.13.  Venue.  Vivra and Seller hereby irrevocably submit to the
                  -----
jurisdiction of any Florida State or federal court sitting in Dade County, Florida over any action arising out of or relating to this Agreement.

          10.14.  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Closing:

          (a)  by mutual consent of Seller and Vivra;

          (b) by either Seller or Vivra if there has been a material misrepresentation or material breach of warranty on the part of the other party in the representations and warranties set forth in this Agreement; or

          (c) by either Seller or Vivra if the Closing has not occurred by May 15, 1996.

          Termination of this Agreement shall not serve to relieve any party of any responsibility or obligation for any breach of this Agreement occurring prior to such termination.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

                              MELTER, INC.


                              By: _____________________________________

                              Its: ____________________________________



                              MELTER REHABILITATION
                                SERVICES, INC.


                              By: _____________________________________

                              Its: ____________________________________



                              SELLER



                              _________________________________________
                                   MELVYN DRUCKER, M.D.



                              VIVRA INCORPORATED


                              By: _____________________________________

                              Its: ____________________________________



                              VIVRA SPECIALTY PARTNERS


                              By: _____________________________________

                              Its: ____________________________________


With respect to Section 6.10 only:

                              ADORNO & ZEDER


                              By: _____________________________________

                              Its: ____________________________________